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EXHIBIT 24.1

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Jeffrey L. Schwartz, Andrew Stollman and Daniel Harvey, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in his name, place and stead, individually and in each capacity stated below, one or more amendments (including without limitation post-effective amendments) to this registration statement, any related Rule 462(b) registration statement and any other documents related thereto, to file the same (and any exhibit thereto) with the Commission and to take any other action to effect the registration under the Securities Act of 1933 of common stock of the registrant subject thereto, as the attorney-in-fact acting in the premises deems appropriate as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, acting severally, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JEFFREY L. SCHWARTZ Jeffrey L. Schwartz	Chairman and Chief Executive Officer (Principal Executive Officer)	March 18, 2004
/s/ DANIEL HARVEY Daniel Harvey	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2004
/s/ ANDREW STOLLMAN Andrew Stollman	President, Secretary and Director	March 18, 2004
/s/ MURRAY L. SKALA Murray L. Skala	Director	March 18, 2004
/s/ EDWIN A. LEVY Edwin A. Levy	Director	March 18, 2004
/s/ LAWRENCE BURSTEIN Lawrence Burstein	Director	March 18, 2004
/s/ MARK GUTTERMAN Mark Gutterman	Director	March 18, 2004

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POWER OF ATTORNEY